Execution Version NOTE PURCHASE AND GUARANTEE AGREEMENT AMENDMENT AND CONSENT This NOTE PURCHASE AND GUARANTEE AGREEMENT AMENDMENT AND CONSENT (this “Agreement”), is dated as of August 26, 2022, by and among DENTSPLY SIRONA Inc., a Delaware corporation (the “Company”), Sirona Dental Services GmbH, a company with limited liability organized in the Federal Republic of Germany (the “German Issuer”; together with the Company, collectively, the “Issuers”, and each individually, an “Issuer”) and each of the holders of Notes (as defined below) whose names appear on the signature pages hereto (collectively, the “Noteholders”), with respect to that certain Note Purchase and Guarantee Agreement, dated as of October 27, 2016 (as amended, the “Note Purchase Agreement”), by and among the Issuers and the holders of Notes. RECITALS: A. Pursuant to the Note Purchase Agreement, (i) the Company issued and sold to the holders of Notes (a) €17,500,000 aggregate principal amount of the Company’s 0.98% Series N Senior Notes due October 27, 2024 (the “Series N Notes”), (b) €14,500,000 aggregate principal amount of the Company’s 1.31% Series O Senior Notes due October 27, 2027 (the “Series O Notes”), (c) €3,000,000 aggregate principal amount of the Company’s 1.31% Series P Senior Notes due October 27, 2027 (the “Series P Notes”), (d) €15,500,000 aggregate principal amount of the Company’s 1.50% Series Q Senior Notes due October 27, 2029 (the “Series Q Notes”), (e) €2,000,000 aggregate principal amount of the Company’s 1.50% Series R Senior Notes due October 27, 2029 (the “Series R Notes”), (f) €6,500,000 aggregate principal amount of the Company’s 1.58% Series S Senior Notes due October 27, 2030 (the “Series S Notes”), (g) €11,000,000 aggregate principal amount of the Company’s 1.58% Series T Senior Notes due October 27, 2030 (the “Series T Notes”), (h) €10,500,000 aggregate principal amount of the Company’s 1.65% Series U Senior Notes due October 27, 2031 (the “Series U Notes”) and (i) €7,500,000 aggregate principal amount of the Company’s 1.65% Series V Senior Notes due October 27, 2031 (the “Series V Notes”, and together with the Series N Notes, Series O Notes, Series P Notes, Series Q Notes, Series R Notes, Series S Notes, Series T Notes and Series U Notes, collectively, the “U.S. Notes”); and (ii) the German Issuer issued and sold to the holders of Notes (a) €52,500,000 aggregate principal amount of the German Issuer’s 0.98% Series A Senior Notes due October 27, 2024 (the “Series A Notes”), (b) €43,500,000 aggregate principal amount of the German Issuer’s 1.31% Series B Senior Notes due October 27, 2027 (the “Series B Notes”), (c) €9,000,000 aggregate principal amount of the German Issuer’s 1.31% Series C Senior Notes due October 27, 2027 (the “Series C Notes”), (d) €46,500,000 aggregate principal amount of the German Issuer’s 1.50% Series D Senior Notes due October 27, 2029 (the “Series D Notes”), (e) €6,000,000 aggregate principal amount of the German Issuer’s 1.50% Series E Senior Notes due October 27, 2029 (the “Series E Notes”), (f) €19,500,000 aggregate principal amount of the German Issuer’s 1.58% Series F Senior Notes due October 27, 2030 (the “Series F Notes”), (g) €33,000,000 aggregate principal amount of the German Issuer’s 1.58% Series G Senior Notes due October 27, 2030 (the “Series G Notes”), (h) €31,500,000 aggregate principal amount of the German Issuer’s 1.65% Series H Senior Notes due October 27, 2031 (the “Series H Notes”) and (i) €21,000,000 aggregate principal amount of the German Issuer’s 1.65% Series I Senior Notes due October 27, 2031 (the “Series I Notes”, and together with the Series A Notes, Series B Notes, Series C Notes, Series D Notes, Series E Notes, Series F Notes, Series G Notes

2 and Series H Notes, collectively, the “German Notes”; and together with the U.S. Notes, collectively, the “Notes”, and each individually, a “Note”). B. The Issuers have informed the holders of Notes of their desire for an extension to deliver the quarterly financial statements and related covenant compliance deliverables required to be delivered pursuant to Section 7.1(a) and Section 7.2 of the Note Purchase Agreement for (i) the quarterly fiscal period ended March 31, 2022 as required under the Note Purchase Agreement (such quarterly financial statements and other related covenant compliance deliverables, collectively, the “Q-1 Quarterly Financials”) and (ii) the quarterly fiscal period ended June 30, 2022 as required under the Note Purchase Agreement (such quarterly financial statements and other related covenant compliance deliverables, collectively, the “Q-2 Quarterly Financials”). C. The Issuers have requested that the holders of Notes consent to and agree that the Issuers may deliver the Q-1 Quarterly Financials and the Q-2 Quarterly Financials on or prior to the earlier of (i) November 7, 2022 and (ii) the date the Q-2 Quarterly Financials are required to be delivered under the RCF or the date on which the Q-2 Quarterly Financials are delivered under the RCF if such delivery occurs earlier than such required delivery date (the “Extended Delivery Date”). D. The Noteholders and the Issuers have agreed, upon the terms and conditions set forth herein, to the consents and amendments set forth herein. AGREEMENT: NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Issuers and the Noteholders agree as follows: 1. DEFINITIONS. Capitalized terms used herein (including the recitals) and not otherwise defined shall have the meanings ascribed to them in the Note Purchase Agreement. 2. CONSENTS. Subject to the terms and conditions set forth in Section 5 hereof, each of the Noteholders (a) consents and agrees, effective as of May 15, 2022, that the Issuers may deliver the Q-1 Quarterly Financials on or prior to the Extended Delivery Date and (b) consents and agrees, effective as of the date of this Agreement, that the Issuers may deliver the Q-2 Quarterly Financials on or prior to the Extended Delivery Date (collectively, the “Consents”); provided, however that (x) the failure by the Issuers to deliver the Q-1 Quarterly Financials and the Q-2 Quarterly Financials on or prior to the Extended Delivery Date shall constitute an immediate Event of Default and (y) by their signatures below each Issuer acknowledges and agrees that in connection with any future delivery of financial statements and related certifications under Sections 7.1 and/or 7.2 of the Note Purchase Agreement that the delivery of (i) preliminary financial statements and/or (ii) certifications required under Section 7.2 of the Note Purchase Agreement in a form different than the certification presented with the financial statements for the fiscal quarter ended September 30, 2021, in each case under clauses (i) or (ii), will not be in the respective forms required under the Note Purchase Agreement. Except as expressly provided

3 herein, the foregoing Consents shall not constitute (a) a modification or alteration of the terms, conditions or covenants of the Note Purchase Agreement, the Notes or any other document entered into in connection therewith, or (b) a waiver, release or limitation upon the exercise by the Noteholders of any of their rights, legal or equitable, hereunder or under the Note Purchase Agreement, the Notes or any other document entered into in connection therewith. Except as set forth above, each of the Noteholders reserves any and all rights and remedies which it has had, has or may have under the Note Purchase Agreement, the Notes or any document entered into in connection therewith. 3. AMENDMENTS TO THE NOTE PURCHASE AGREEMENT. The Note Purchase Agreement is hereby amended as set forth below (collectively, the “Amendments”): 3.1 Section 7 of the Note Purchase Agreement is hereby amended by adding a new Section 7.5 to read as follows: 7.5. Senior Financial Officer Conference Calls. Until such time as the Issuers shall have delivered the Q-1 Quarterly Financials and Q-2 Quarterly Financials to the holders of Notes, within 15 days after the end of each quarterly fiscal period commencing with the fiscal quarter ended September 30, 2022 a Senior Financial Officer will host a noteholder update conference call to report on the status of the Issuers and to respond to questions from the holders of Notes. In addition, within 15 days after the delivery of the Q-1 Quarterly Financials and Q-2 Quarterly Financials to the holders of Notes, a Senior Financial Officer will host an additional noteholder update conference call to report on the status of the Issuers and to respond to questions from the holders of Notes. 3.2 Section 9 of the Note Purchase Agreement is hereby amended by adding a new Section 9.10 to read as follows: 9.10. Most Favored Lender. (a) If at any time any lender or agent under any Principal Credit Facility is paid any fee or other consideration (other than legal counsel fees and expenses) greater than the equivalent fees being paid to the holders of Notes under the First Amendment in connection with any similar amendment, consent and waiver, including the RCF Consent, then the holders of Notes shall (concurrently with the provision of such consideration to such lender or agent) be provided with such additional equivalent consideration on a pro rata basis. (b) If at any time between March 31, 2022 and on or prior to the date on which the Issuers deliver the Q-1 Quarterly Financials and the Q-2 Quarterly Financials to the holders of Notes any Principal Credit Facility is modified and/or amended to include any covenant or event of default (whether set forth as a covenant, undertaking, event of default, restriction or other such provision not set forth in this Agreement or that would be more beneficial to the holders of the Notes than any analogous provision contained in

4 this Agreement, and whether included as a new provision in a new or existing Principal Credit Facility or by way of amendment or other modification of an existing provision or any defined term used therein) not included in this Agreement or that would be more beneficial to the holders of the Notes than any analogous provision included in this Agreement (any such covenant or event of default, an “Additional Provision”), then the Company and/or the German Issuer will, within three Business Days after the inclusion of such Additional Provision in such Principal Credit Facility, deliver written notice thereof to each holder of a Note. Such notice shall be signed by a Responsible Officer and shall refer to the provisions of this Section 9.10 and shall set forth a verbatim statement of such Additional Provision and any defined terms used therein, and related explanatory calculations, as applicable. Thereupon, unless waived in writing by the Required Holders within three Business Days after receipt of such notice by the holders of the Notes, such Additional Provision (and any related definitions) will be deemed automatically incorporated by reference into this Agreement, mutatis mutandis, as if set forth fully herein, without any further action required on the part of any Person, effective as of the date that such Additional Provision became effective under such Principal Credit Facility. Thereafter, upon the request of any holder of a Note, each Issuer will, at its expense, enter into any additional agreement or amendment to this Agreement reasonably requested by such holder evidencing any of the foregoing. (c) So long as no Default or Event of Default has occurred and is continuing: (i) if any Additional Provision incorporated into this Agreement pursuant to this Section 9.10 is amended or otherwise modified in each relevant Principal Credit Facility with the effect that such Additional Provision is made less restrictive or otherwise less onerous on the Company and its Subsidiaries, then such Additional Provision will be deemed so amended in this Agreement, without any further action required on the part of any Person, effective as of the date of such amendment or modification in each relevant Principal Credit Facility, (ii) if any Additional Provision incorporated into this Agreement pursuant to this Section 9.10 is removed from each relevant Principal Credit Facility, then such Additional Provision will be deemed removed from this Agreement, without any further action required on the part of any Person, effective as of the date of such removal from each relevant Principal Credit Facility, and (iii) if each Principal Credit Facility including an Additional Provision incorporated into this Agreement pursuant to this Section 9.10 is terminated and no amounts are outstanding thereunder, then such Additional Provision will be deemed removed from this Agreement, without any further action required on the part of any Person, effective as of the date of such termination, provided that (x) except as provided in Section 18, this Agreement shall not be amended to remove any covenant, undertaking, event of default, restriction or other provision included in this Agreement (other than any Additional Provision included in this Agreement by operation of Section 9.10(a)) or to make any such provision less restrictive

5 on the Company and its Subsidiaries, and (y) if any lender or agent under any Principal Credit Facility is provided any consideration for the amendment or other modification of such Principal Credit Facility, then the holders of Notes shall (concurrently with the provision of such consideration to such creditor or agent) be provided with equivalent consideration on a pro rata basis, and no such amendment, modification or removal of such Additional Provision in or from this Agreement shall be effective unless and until such equivalent consideration is provided to the holders of Notes. 3.3 Schedule B to the Note Purchase Agreement is hereby amended by adding the following new defined terms in their proper alphabetical order to read as follows: “Additional Provision” is defined in Section 9.10(b). “First Amendment” means that certain Note Purchase and Guarantee Agreement Amendment and Consent dated as of August 26, 2022 by and among the Issuers and the holders of the Notes party thereto, as amended from time to time. “Q-1 Quarterly Financials” is as defined in the First Amendment. “Q-2 Quarterly Financials” is as defined in the First Amendment. “RCF Consent” is as defined in the First Amendment. 4. REPRESENTATIONS AND WARRANTIES. To induce the Noteholders to enter into this Agreement, the Issuers represent and warrant to each of the Noteholders that: (a) This Agreement constitutes a legal, valid and binding obligation of the Issuers and is enforceable against the Issuers in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law. (b) No event or condition exists that constitutes a Default or Event of Default. (c) Since December 31, 2021 there is no fact known to either Issuer that could reasonably be expected to have a Material Adverse Effect. (d) No fee or other consideration (other than legal counsel fees and expenses) is being paid to any lender or agent under any Principal Credit Facility in connection with any similar consent, including the RCF Consent (as defined below). 5. CONDITIONS TO EFFECTIVENESS OF CONSENTS AND AMENDMENTS. The Amendments provided in Section 3 of this Agreement shall become effective as of the date first written above. The Consents provided in Section 2 of this Agreement shall become

6 effective as of the date first written above (the “Effective Date”), provided that with respect to the Consents the following conditions are satisfied on or prior to such date: (a) this Agreement shall have been executed by the Issuers and the Required Holders; (b) the representations and warranties of the Issuers contained in this Agreement shall be true and correct; (c) the Consent Memorandum shall have been executed by the Company, the Required Lenders (under and as defined in the RCF) and the Administrative Agent (the “RCF Consent”), and such RCF Consent shall be in full force and effect; (d) the Note Purchase Agreement Amendment and Consent (the “2015 NPA Amendment and Consent”) shall have been executed by the Company and the Required Holders (under and as defined in that certain Note Purchase Agreement dated as of December 11, 2015 by and between the Company and the holders of the notes issued thereunder), and such 2015 NPA Amendment and Consent shall become concurrently in full force and effect with this Agreement and the 2019 NPA Amendment and Consent (as defined below); (e) the Note Purchase Agreement Amendment and Consent (the “2019 NPA Amendment and Consent”) shall have been executed by the Company and the Required Holders (under and as defined in that certain Note Purchase Agreement dated as of June 24, 2019 by and between the Company and the holders of the notes issued thereunder), and such 2019 NPA Amendment and Consent shall become concurrently in full force and effect with this Agreement and the 2015 NPA Amendment and Consent; and (f) each holder of Notes shall have received a consent fee equal to 0.20% (20 basis points) of the principal amount of the outstanding Notes held by such holder, payable in Dollars for all holders other than those holders that have notified the Company that such fee shall be payable in the applicable currency of the Notes. 6. MISCELLANEOUS. 6.1 Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York excluding choice-of-law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State. 6.2 Counterparts; Electronic Signatures. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto. The parties agree to electronic contracting and signatures with respect to this Agreement. Delivery of an electronic signature to, or a signed copy of, this Agreement and such other documents by facsimile, email or other electronic transmission shall be fully binding on the

7 parties to the same extent as the delivery of the signed originals and shall be admissible into evidence for all purposes. The words “execution,” “execute,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and such other documents shall be deemed to include electronic signatures, the electronic matching of assignment terms and contract formations on electronic platforms approved by the Company and the Noteholders, or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act. Notwithstanding the foregoing, if any Noteholder shall request manually signed counterpart signatures to this Agreement or any such document, the Issuers hereby agrees to use their reasonable endeavors to provide such manually signed signature pages as soon as reasonably practicable (but in any event within 30 days after such request). 6.3 Costs and Expenses. Whether or not the Consents become effective, the Company confirms its obligations under Section 16.1 of the Note Purchase Agreement and agrees that it will pay all costs and expenses of the Noteholders relating to this Agreement. 6.4 Amendments and Consents. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated orally, or by any action or inaction, but only by a writing signed by the Issuers and the Required Holders. 6.5 Delivery of Documents. Promptly after the date of this Agreement, the Issuers will deliver fully executed copies of the documents described in Section 5 of this Agreement to each holder of Notes. [Remainder of page intentionally left blank. Signature pages follow.]

[Dentsply - Signature Page to 2016 Note Purchase and Guarantee Agreement Amendment and Consent] IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed on its behalf by a duly authorized officer or agent thereof. ISSUERS: DENTSPLY SIRONA INC. By_/s/ Dan Workinger ______________________ Name: Dan Workinger Title: Vice President, Treasurer SIRONA DENTAL SERVICES GMBH By: /s/ Jan Siefert Name: Jan Siefert Title: Managing Director

[Dentsply - Signature Page to 2016 Note Purchase and Guarantee Agreement Amendment and Consent] NOTEHOLDERS: METROPOLITAN LIFE INSURANCE COMPANY By: MetLife Investment Management, LLC, its Investment Manager BRIGHTHOUSE LIFE INSURANCE COMPANY By: MetLife Investment Management, LLC, its Investment Manager METROPOLITAN TOWER LIFE INSURANCE COMPANY By: MetLife Investment Management, LLC, its Investment Manager By: /s/ Edward Teagan Name: Edward Teagan Title: Authorized Signatory

[Dentsply - Signature Page to 2016 Note Purchase Agreement Amendment and Consent] NEW YORK LIFE INSURANCE COMPANY By: NYL Investors LLC, its Investment Manager By: /s/ Jean J. Wauters Name: Jean J. Wauters Title: Director NEW YORK LIFE INSURANCE AND ANNUITY CORPORATION By: NYL Investors LLC, its Investment Manager By: /s/ Jean J. Wauters Name: Jean J. Wauters Title: Director

[Dentsply - Signature Page to 2016 Note Purchase Agreement Amendment and Consent] HARTFORD LIFE AND ACCIDENT INSURANCE COMPANY HARTFORD ACCIDENT AND INDEMNITY COMPANY TALCOTT RESOLUTION LIFE INSURANCE COMPANY THE HARTFORD RETIREMENT PLAN TRUST FOR U.S. EMPLOYEES By: Hartford Investment Management Company, Their Investment Manager By:_/s/ Dawn M. Crunden___________ Name: Dawn M. Crunden Title: Senior Vice President

[Dentsply - Signature Page to 2016 Note Purchase Agreement Amendment and Consent] THE LINCOLN NATIONAL LIFE INSURANCE COMPANY By: Macquarie Investment Management Advisers, A series of Macquarie Investment Management Business Trust, Attorney in Fact By: /s/ Tom Routhier Name: Tom Routhier Title: Senior Vice President

[Dentsply - Signature Page to 2016 Note Purchase Agreement Amendment and Consent] NATIONWIDE LIFE INSURANCE COMPANY By: _/s/ Thomas A. Gleason______________________________________ Name: Thomas A. Gleason Title: Authorized Signatory

[Dentsply - Signature Page to 2016 Note Purchase Agreement Amendment and Consent] THE NORTHWESTERN MUTUAL LIFE INSURANCE COMPANY By: Northwestern Mutual Investment Management Company, LLC, its investment advisor By: _/s/ Brian P. McDonald____________________ Name: Brian P. McDonald Its: Managing Director

[Dentsply - Signature Page to 2016 Note Purchase Agreement Amendment and Consent] THE GUARDIAN LIFE INSURANCE COMPANY OF AMERICA By: /s/ Amy Carroll Name: Amy Carroll Title: Senior Director

[Dentsply - Signature Page to 2016 Note Purchase Agreement Amendment and Consent] THE PRUDENTIAL INSURANCE COMPANY OF AMERICA By: PGIM, Inc., as investment manager By: /s/ Kyle Ulep Name: Kyle Ulep Title: Vice President PRUCO LIFE INSURANCE COMPANY OF NEW JERSEY By: PGIM, Inc., as investment manager By: /s/ Kyle Ulep Name: Kyle Ulep Title: Vice President PRUDENTIAL LEGACY INSURANCE COMPANY OF NEW JERSEY By: PGIM, Inc., as investment manager By: /s/ Kyle Ulep Name: Kyle Ulep Title: Vice President